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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Langer, Inc. on Form S-3 of our report dated March 14, 2002, appearing in the Transition Report on Form 10-K, as amended, of Langer, Inc. for the transition period from March 1, 2001 to December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP



Jericho, NY
November 18, 2002